UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2019

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jones Energy, Inc., a Delaware corporation (the “Company”) previously established and maintains the Jones Energy, LLC Executive Deferral Plan (the “Plan”). On December 12, 2018, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved the termination of the Plan as part of its year-end review of the Company’s compensation programs, subject to further approval of definitive documentation. On January 25, 2019, the Compensation Committee approved an amendment to the Plan reflecting the termination (the “Termination Amendment”). Pursuant to the terms of the Termination Amendment, effective as of December 12, 2018 (the “Termination Date”), the Plan shall be irrevocably terminated, and no further accruals or contributions shall be made under the Plan on or after the Termination Date and all accrued and unpaid benefits of the Participants (as defined in the Plan) as of the Termination Date shall be distributed to the Participants. As of the date of this filing, no current executive officers of the Company were participating, or ever had participated, in the Plan.

The summary of the Termination Amendment is not complete and is qualified in its entirety by reference to the full text of the Termination Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.                                        Finance Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Termination Amendment to Jones Energy, LLC Executive Deferral Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: January 31, 2019	By:	/s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr.
Chief Executive Officer

[Signature Page to Current Report on Form 8-K]